UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2005

Global Crossing Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda		HM12
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	4412968600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

On May 10, 2005, Global Crossing Limited (the "Company") conducted a conference call to discuss its quarterly financial results for the first quarter of 2005 calculated in accordance with accounting principles generally accepted in the United States ("US GAAP"). During that call, the chief executive officer (the "CEO") explained that the first quarter 2005 financial results of the Company's Global Crossing (UK) Telecommunications Ltd. subsidiary ("GCUK") calculated in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") would not be discussed on the conference call and that such results are being finalized and will be made publicly available by June 14, 2005. However, in response to a question posed on the call, a member of management, other than the CEO and the chief financial officer, incorrectly stated that GCUK's first quarter 2005 Adjusted EBITDA (as defined in Exhibit 99.1 attached hereto) was approximately $55 million when calculated in a manner consistent with UK GAAP.

For the avoidance of doubt, the Company confirms the accuracy of the financial results reported in its Quarterly Report on Form 10-Q filed on May 10, 2005 and in its press release issued May 10, 2005 (which release was furnished as an attachment to the Company's Current Report on Form 8-K dated that same date and is furnished for convenience as Exhibit 99.1 hereto), including GCUK's reported Adjusted EBITDA for the first quarter of 2005 calculated in a manner consistent with US GAAP.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Global Crossing Limited Press Release Dated May 10, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd

May 16, 2005	By:	Jean F.H.P. Mandeville

Name: Jean F.H.P. Mandeville
Title: EVP and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Global Crossing Limited Press Release Dated May 10, 2005